Exhibit 15.1

Accountants' Consents

March 31, 2003

ESG Re Limited

Hamilton, Bermuda

We are aware that our report dated March 31, 2003 issued pursuant to the provision of Statement on Auditing Standards 71, has been incorporated by reference in Registration Statement No. 333-40107 on Form S-8, in Registration Statement No. 333-76983 on Form S-3, in Registration No. 333-69519 on Form S-3, and Registration Statement No. 333-32302 on Form S-8. We are also aware of our responsibilities under the Securities Act of 1933.

BDO International

Dublin, Ireland